Polaris / KTM Strategic Partnership July 19, 2005

Who is KTM? Background Austrian-based company founded in 1953 Largest non-Japanese off-road motorcycle company in the world Best known for its racing heritage, the company has won 106 world championship titles KTM's philosophy is to develop engines and chassis for racing and then transfer it to series production motorcycles Operations 1,500 employees; 1,400 independent dealers; 50 distributors worldwide KTM's facilities include: 65,000 square-foot R&D facility in Mattighofen, Austria 250,000 square-foot main assembly facility in Mattighofen, Austria 60,000 square-foot engine assembly facility in Munderfing, Austria 110,000 square-foot suspension facility in Malden, The Netherlands 40,000 square-foot North American headquarters and distribution facility in Amherst, Ohio, USA

Who is KTM? (con't) Performance Sales of Euro 402 million (+7% growth) for latest fiscal year ended August 31, 2004 Unit volume of motorcycles sold in fiscal year 2004 was approximately 76,800, up 9% KTM has experienced 12 consecutive years of increasing sales Source: KTM website at www.KTM.com. First click on "Company," then click on "Business." Finally, click on "BusinessYear."

KTM Financial Performance The financial information of KTM Group GmbH set forth above is contained in certain audited financial statements of KTM Group GmbH for the fiscal years ended August 31, 2004 and 2003 (the "KTM Group Financial Statements"). The KTM Group Financial Statements have been furnished to Polaris by KTM and provide that they have been prepared in accordance with International Financial Reporting Standards. The KTM Group Financial Statements have not been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP") or in accordance with the accounting rules or regulations adopted by the United States Securities and Exchange Commission. As a result, the KTM Group Financial Statements may differ substantially from financial statements prepared in accordance with US GAAP. The KTM Group Financial Statements were not prepared in connection with the proposed transaction. Polaris has not independently verified the accuracy or completeness of the KTM Group Financial Statements or determined how they may differ from financial statements prepared in accordance with US GAAP and you are cautioned not to place undue reliance on the financial information set forth above. For the Fiscal Year Ended August 31, For the Fiscal Year Ended August 31, (in millions of Euros using IFRS accounting methods) 2004 2003 Sales 402.4 375.7 Gross Profit 140.5 141.4 Operating Profit 41.6 39.6 Select Balance Sheet Data Select Balance Sheet Data Select Balance Sheet Data Total Assets 318.5 292.5 Total Debt 183.0 170.8 Shareholders' Equity 72.8 49.4

Strategic Rational Meets desire for manufacturing capabilities in Europe Enhances our product innovation capabilities Expands powertrain capabilities Compliments our growth initiatives: Strengthens both our Victory and ATV businesses Allows us to expand globally more quickly, from both a distribution and customer perspective Potential to be Polaris' "one big idea" Strong cultural fit Potentially expands and diversifies revenue stream in second phase

Polaris' 5 Year Goals The KTM partnership helps ensure a successful future for Polaris; it "fits" with Polaris' long-term goals Our expectation is that the partnership at maturity potentially will contribute to Polaris' three primary goals, which are: Grow sales to $3 billion by 2009 Expand net income to 9% of sales by 2009 Build a dominant brand with industry leading quality and distribution

The Goals . . . .

- Grow. $3B by 2009
- Expand net margins to 9%
- Build a dominant brand with industry-leading product quality and distribution

POLARIS
The Way Out.

Achieved by . . . .

Product Innovation

- Build strength and share in existing strong businesses
  - Dominance mindset in ATVs, Snowmobiles, and Utility Vehicles
- Waves of new products – planned and executed flawlessly
- **Gradually build powertrain capability to control our destiny**
- Expand PG & A and Financial Services through integrated offerings

Growth Initiatives

- A leaner, stronger, more profitable dealer network. 1500 – 1700 in North America.
- **A bigger, stronger Victory motorcycle business**
- **Global expansion – focused in Europe first**
- **At least one "big" product idea** derived from existing technology
- **World-class technology development**
- Relentless focus on productivity to fuel our growth. Global sourcing.
- The best team in the powersports industry, fueled with a **consuming passion for the customer, the dealer and the ride**

Areas that eventually could be positively impacted by the Polaris/KTM Partnership

Dominant in Powersports

7

Transaction Overview Two-Phase Process Phase I: Approximately a two-year term Polaris purchased a 24% stake in KTM Power Sports AG, formerly known as Cross Holdings AG, the holding company that owns and controls KTM, for approximately $80 million, which is approximately a 12 percent discount to the market value of the shares purchased Each company will continue to run as separate entities Tom Tiller, Polaris CEO, is expected to be named to the KTM Power Sports AG Supervisory Board; Stefan Pierer, the KTM CEO, is expected to be named to the Polaris Board of Directors Work together on seven specific cooperative projects involving new product development, engine technology sharing, distribution, manufacturing, and purchasing

Transaction Overview (cont.) Two-Phase Process Phase II: End of two-year term The partnership may be extended or expanded subject to certain option agreements and based on predetermined pricing formulas derived from operating results of both companies in 2007 Polaris has entered into a call option agreement which may provide, under certain conditions, for Polaris to expand its ownership in KTM Power Sports AG to a majority position Mr. Pierer (KTM CEO) and Mr. Rudolf Knunz (KTM CFO), who each are significant shareholders of Cross Industries AG, KTM Power Sports AG's largest shareholder, may call Polaris' shares under certain conditions

Transaction Overview (cont.) Transaction Benefits Lower financial, cultural and execution risk than typically associated with outright acquisitions By first entering into a strategic partnership through collaborating on specific projects we can better assess the synergies and compatibility of our two organizations Ensure that this will be a successful relationship and that we can create incremental value for our shareholders

Transaction Related A one-time cash payment of approximately $80 million will be made upon final regulatory approval Polaris will own 24% of KTM Power Sports AG, formerly known as Cross Holdings AG, a holding company which owns a majority of KTM The 24% equity investment will be recorded on the Polaris balance sheet as "Investment in Affiliate" Income from Polaris' 24% share of KTM Power Sports AG will be recorded as "Income from Affiliate" on Polaris' income statement Financial Impact

Polaris' Sales The 24% investment in KTM does not have a direct impact on Polaris' full year 2005 sales. As a result, the Company's sales guidance will remain as previously stated at 7 to 10 percent growth Polaris' Earnings Per Share The 24% investment in KTM is expected to be neutral to earnings per share for the balance of 2005 and is expected to be somewhat positive for the full year 2006. As a result, the Company's earnings per share from continuing operations guidance will remain as previously stated at $3.32 to $3.42 per diluted share Financial Impact (cont.)

These presentation materials contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include such factors as product offerings; promotional activities and pricing strategies by competitors; warranty expenses; foreign currency exchange rate fluctuations; benefits from the KTM relationship; environmental and product safety regulatory activity; effects of weather; higher commodity costs; uninsured product liability claims; and overall economic conditions, including inflation and consumer confidence and spending. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward Looking Statements

Exhibits Exhibit A: Motorbike Market Statistics Exhibit B: KTM's Product Offerings Exhibit C: Brand Comparison Note: More information about the Polaris/KTM relationship may be found at www.polarisindustries.com under the Investor Relations section

Exhibit A: Motorbike Market Statistics Off Road Motorcycle Market 2004 world-wide market is estimated to be 495,000 units KTM's world-wide market share is approximately 13% KTM's European market share is 25% compared to 6% in the U.S. KTM holds the #2 share position in U.S Enduro market at approximately 24% The company's primary competitors are Honda, Yamaha, Kawasaki, and Suzuki On Road Motorcycle Market (growth opportunity for KTM) 2004 world-wide market is estimated to be 1.6 million units (includes scooters) KTM's European market share is just under 2% KTM primarily competes within the sport and super sport segment and has approximately 3% market share within this segment Primary competitors include Triumph, BMW, Ducati, Aprila, Honda, Yamaha, Kawasaki, and Suzuki Source: Based on a compilation of information obtained from KTM and Polaris Management and the Motorcycle Industry Council

Exhibit B: KTM Product Offerings Motocross Segment: Motocross motorcycles are designed for racing on a closed track less than one mile long. Motorcycles in this segment are developed with a rigid chassis and specialty suspensions engineered to support the demands of racing, jumps and other aggressive maneuvers. KTM's models in this category range from 85cc to 525cc. Enduro Segment: Enduro motorcycles are designed for competition on longer off-road tracks 10 to 50 miles long. These motorcycles are designed to accommodate various terrain and racing conditions. KTM's models in this category range from 125cc to 640cc. Rally: Rally motorcycles are used for off-road racing that lasts for several days and several thousand miles in extreme terrain. Rally motorcycles combine the high performance characteristics of an enduro bike with extreme durability and reliability. KTM's models in this category range from 640cc to 950cc. KTM offers more than 23 different off-road and on-road motorcycles, ranging in engine size from 50cc to 990cc Source: KTM Management

Exhibit B: KTM Product Offerings (cont.) Youth Racing: Designed for competition similar to Enduro motorcycles, youth racing bikes are used by riders who compete at the youth level and want to develop their riding skills so they can advance to Enduro or motocross racing. These bikes look like adult competition bikes. KTM's models in this category range from 50cc to 65cc Naked/Standard/Traditional: Often referred to as "naked bikes," these traditional-style, on-road motorcycles feature minimal bodywork and an upright, comfortable riding position. Many naked bikes feature similar powertrains and chassis to "full-on" sportbikes. KTM's 990 SuperDuke is in this category. Super Moto: Super Moto or "Super Motard" bikes are street-legal enduro bikes built to compete in super moto racing. Super Motard is a sport that grew to great popularity in France in the 1990s. This sport combines motorcross-style turns and jumps on dirt with road racing-style turns and straights on pavement. KTM's 450 SMR, 525 SMR and 650 Duke compete in this segment. Parts, Garments and Accessories: KTM offers a complete line of motorcycle parts, garments and accessories, sold exclusively through its dealer network and marketed via KTM's website and brochures. Source: KTM Management

Exhibit C: Brand Comparison Polaris Industries KTM1 1. Began building snowmobiles in 1954 in Roseau, Minnesota Began building motorcycles and mopeds in 1953 in Mattighofen, Austria 2. Company was founded by Edgar Hetteen, Allan Hetteen and David Johnson in a small Roseau workshop Company was founded by Ernst Kronreif and Hans Trunkenpolz in a small Mattighofen workshop 3. Gained commercial success in the 1960s with growing acceptance of its snowmobiles Gained commercial success in the 1960s with growing popularity of its motorcycles and bicycles 4. Came upon difficult times after its sale to Textron and several snow-less winters in the early 1980s Company filed for bankruptcy in the early 1990s due to financial difficulties Polaris and KTM are companies that have rich histories filled with challenges as well as successes. Through their new strategic partnership, the companies, which complement rather than compete with one another, will work together to grow stronger businesses and improve on systems already in place. Here is a side-by-side comparison of Polaris and KTM - how they've grown and how they match up today. 1Source: KTM Management

Polaris Industries KTM1 5. In 1981, an investment group headed by Hall Wendel purchased Polaris and helped it emerge from financial hardship by focusing on a broader range of high-quality products In 1992, an investment group including Stefan Pierer, Rudi Knunz and Hans-Joerg Hofer reopened the company and focused its efforts on aggressive growth and racing success 6. Diversified its product offerings by developing ATVs, RANGER utility vehicles and Victory Motorcycles; plans for growth include significant global expansion Diversified its business by acquiring Husaberg Motorcycles and WP Suspension; plans to enter the ATV market in 2007 7. Polaris is the world's second-largest ATV manufacturer with technological and manufacturing know-how KTM is looking for a partner to help develop a high-performance ATV for entry into the market in 2007 Exhibit C: Brand Comparison 1Source: KTM Management

Polaris Industries KTM1 8. Polaris' on-road motorcycle (Victory) division is growing at a strong pace KTM is developing its on-road motorcycle division 9. Victory is working to strengthen its presence in the motorcycle market in the U.S. and eventually abroad KTM is the world's largest non-Japanese off-road motorcycle manufacturer with strong distribution channels throughout Europe 10. Polaris' growing international business is a key area for future growth; company is looking to expand its global presence. KTM has a very strong European presence via dealer-direct distribution and will be a great partner to help Polaris expand. 11. Polaris has a very strong, large dealer network in North America. KTM is working to grow its share of off-road motorcycles in the U.S., but has a dealer network much smaller than Polaris. Exhibit C: Brand Comparison 1Source: KTM Management